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                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                                    ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                       STATE STREET BANK AND TRUST COMPANY
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


                    Massachusetts                            04-1867445
          (JURISDICTION OF INCORPORATION OR               (I.R.S. EMPLOYER
      ORGANIZATION IF NOT A U.S. NATIONAL BANK)         IDENTIFICATION NO.)

         225 Franklin Street, Boston, Massachusetts             02110
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

   Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
                225 Franklin Street, Boston, Massachusetts 02110
                                 (617) 654-3253
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                (NAME OF ISSUER)
                       VERTEX PHARMACEUTICALS INCORPORATED

               MASSACHUSETTS                                    04-3039129
      (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                               130 WAVERLY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices) (Zip Code)

                         CONVERTIBLE SUBORDINATED NOTES
                         (TITLE OF INDENTURE SECURITIES)


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                                     GENERAL

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                  Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                  Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS. Trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

                  (See note on page 2.)

ITEM 3. THROUGH ITEM 15.   NOT APPLICABLE.

ITEM 16. LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN
         EFFECT.

                  A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

         2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

                  A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc.

(File No. 22-17940) and is incorporated herein by reference thereto.

         3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

                  A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as
Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

         4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

                  A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.


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         5. A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS IN
         DEFAULT.

                  Not applicable.

         6. THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY
         SECTION 321(B) OF THE ACT.

                  The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

         7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                  Exhibit 7 and made a part hereof.

                                      NOTES

         In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 23rd day of May, 2000.

                                 STATE STREET BANK AND TRUST COMPANY

                                 By:  /s/ Andrew M. Sinasky
                                      ------------------------------

                                 NAME ANDREW M. SINASKY
                                 TITLE ASSISTANT VICE PRESIDENT

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                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by VERTEX PHARMACEUTICALS INC. of its CONVERTIBLE SUBORDINATED NOTES, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       STATE STREET BANK AND TRUST COMPANY



                                       By:  ANDREW M. SINASKY
                                            _______________________
                                       NAME ANDREW M. SINASKY
                                       TITLE ASSISTANT VICE PRESIDENT

DATED: MAY 23, 2000



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                                    EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business DECEMBER 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).


                                                                                Thousands of
ASSETS                                                                          Dollars

Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin .........................................   2,922,127
         Interest-bearing balances ..................................................................  16,902,058
Securities ..........................................................................................  14,692,727
Federal funds sold and securities purchased
         under agreements to resell in domestic offices
         of the bank and its Edge subsidiary ........................................................  13,319,510
Loans and lease financing receivables:
         Loans and leases, net of unearned income ............ ........... 4,801,770
         Allowance for loan and lease losses .............................    48,021
         Allocated transfer risk reserve..................................    0
         Loans and leases, net of unearned income and allowances ...................................    4,753,749
Assets held in trading accounts ....................................................................    1,643,584
Premises and fixed assets ..........................................................................      532,542
Other real estate owned ............................................................................           0
Investments in unconsolidated subsidiaries .........................................................          527
Customers' liability to this bank on acceptances outstanding .......................................      127,283
Intangible assets ..................................................................................      219,272
Other assets .......................................................................................    1,112,818

Total assets .......................................................................................    56,226,197
                                                                                                       ============
LIABILITIES

Deposits:

         In domestic offices .......................................................................    10,909,616
                  Noninterest-bearing ..............................   8,992,474
                  Interest-bearing .................................   1,917,142
         In foreign offices and Edge subsidiary ....................................................    23,406,386
                  Noninterest-bearing ..............................      34,806
                  Interest-bearing .................................  23,371,580
Federal funds purchased and securities sold under
         agreements to repurchase in domestic offices of
         the bank and of its Edge subsidiary .......................................................    15,243,285
Demand notes issued to the U.S. Treasury ...........................................................     1,000,000
                 Trading liabilities ...............................................................     1,129,038


Other borrowed money ...............................................................................         2,727
Subordinated notes and debentures ..................................................................            0
Bank's liability on acceptances executed and outstanding ...........................................       127,283
Other liabilities ..................................................................................     1,398,313

Total liabilities ..................................................................................    53,216,648

EQUITY CAPITAL
Perpetual preferred stock and related surplus ......................................................           0
Common stock .......................................................................................        29,931
Surplus ............................................................................................       495,993
Undivided profits and capital reserves/Net unrealized holding gains (losses) .......................     2,541,108
                 Net unrealized holding gains (losses) on available-for-sale securities.............       (47,977)
Cumulative foreign currency translation adjustments  ...............................................        (9,506)

Total equity capital ...............................................................................     3,009,549

Total liabilities and equity capital ...............................................................    56,226,197
                                                                                                       -----------


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I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                             Rex S. Schuette

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                             David A. Spina
                                             Marshall N. Carter
                                             Truman S. Casner


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